Exhibit 10
Consent of Independent Registered Public Accounting Firm
The Board of Directors
American Fidelity Assurance Company, and
Contract Owners
American Fidelity Separate Account A:
We consent to the use of our reports included herein and the reference to our firm under the heading “Custodian and Independent Registered Public Accounting Firm” in the Statement of Additional Information.
KPMG LLP
Oklahoma City, Oklahoma
April 28, 2009